UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 13, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-61-89-240-2836

1530 Duthie Avenue, Burnaby, British Columbia, V5A 2R6, Canada
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 3.02. Unregistered Sales of Equity Securities

On June 5, 2006, De Beira's board of directors approved and arranged for a 3:2 forward split of its issued and outstanding common shares.  The record date for the forward split is June 13, 2006 and the payment date for the forward split is June 15, 2006.  On the payment date, registered shareholders as of the record date will be issued an additional three common shares of De Beira for every two common shares they own.

The effective date for the forward split will be Friday June 16, 2006 at which time De Beira’s trading price will be adjusted by the NASD prior to the opening of the market to give effect to the 3:2 forward split.

Prior to the effect of the 3:2 forward spilt, the Company will have 23,476,190 shares issued and outstanding as of June 12, 2006. As the forward split is given effect to, the number of issued and outstanding common shares on June 16, 2006 will be 35,214,285.

Also, on June 8, 2006, De Beira closed the private placement with the newly appointed Chairman, Klaus Eckhof for total proceeds of US$2,000,000. De Beira’s board of directors authorized the issuance of 476,190 restricted common shares at an offering price of $4.20 per restricted share. The value of the restricted shares was arbitrarily set by De Beira and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted common shares issued in this offering were issued for investment purposes in a “private transaction”.

For the closing, De Beira relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. De Beira received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

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Item 5.01. Changes in Control of Registrant.

On June 9, 2006, there was a change in control in the voting shares of De Beira. The basis of the change in control was a cancellation of four million shares, which were returned to treasury.

Michel Fronzo, as a result of Mr. Fronzo’s resignation as a director and officer of De Beira, agreed to return 4,000,000 of his shares to the Company for cancellation, which represented 14.8% of the issued and outstanding shares of common stock in the capital of De Beira. As a result of the share cancellation, Reg Gillard, the CEO and president of De Beira, now owns 17.4% of the issued and outstanding shares of common stock in the capital of De Beira.

Prior to the cancellation of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Mr. Fronzo and Mr. Gillard, who each owned 14.8% of the issued and outstanding shares of common stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 8, 2006, Michele Fronzo resigned as both a director and the chief financial officer of De Beira. De Beira has not appointed a new chief financial officer to replace Mr. Fronzo at this time. Until then, Reg Gillard, the chief executive officer and president of De Beira, will assume the duties and responsibilities of the principal financial officer.

Item 8.01. Other Events.

On June 11, 2006, De Beira Goldfields Inc. announced the cancellation of four million shares, the resignation of Michele Fronzo as a director and the Chief Financial Officer of De Beira, a 3:2 forward stock split, and the closing of its $2 million private placement. A press release regarding this news was issued on June 11, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press release dated 11, 2006 announcing the cancellation of shares and a 3:2 forward stock split	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By: /s/ Reg Gillard
Dated: June 13, 2006
Reg Gillard - CEO & President

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Exhibit 99.1

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DE BEIRA GOLDFIELDS INC.
30 Ledgar Road, Balcatta 6021
Perth, Western Australia, Australia
Tel: +61 (08) 9240 1377 - Fax: +61 (08) 9240 2406

Press Release

DE BEIRA CANCELS 4,000,000 SHARES AND PROVIDES DETAILS ON 3:2 FORWARD SPLIT DATES

Perth, Western Australia, Australia - June 11, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce that the Company has returned 4,000,000 common shares to the treasury for cancellation. The shares were returned by Michele Fronzo on June 8, 2006 along with his resignation from the Company. De Beira would like to thank Mr. Fronzo for his time spent with the Company and wishes him success in his future endeavours. It is expected that the Company will announce a new CFO over the coming days.

As previously announced, De Beira's board of directors have approved and arranged for a 3:2 forward split of its issued and outstanding common shares.  The corrected record date for the forward split is June 13, 2006 and the corrected payment date for the forward split is June 15, 2006.  On the payment date, registered shareholders as of the record date will be issued an additional three common shares of De Beira for every two common shares they own.

The effective date for the forward split will be Friday June 16, 2006 at which time the company's trading price will be adjusted by the NASD prior to the opening of the market to give effect to the 3:2 forward split.

De Beira would also like to announce the completion of the previously announced private placement with the newly appointed Chairman, Klaus Eckhof for total proceeds of US$2,000,000.

Prior to the effect of the 3:2 forward spilt, the Company will have 23,476,190 shares issued and outstanding as of June 12, 2006. As the forward split is given effect to, the number of issued and outstanding common shares on June 16, 2006 will be 35,214,285. The Company has no warrants or options outstanding.

About DE BEIRA GOLDFIELDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company has recently initiated a new program to evaluate undervalued assets for potential addition to its mineral claim portfolio.

The Company has recently entered into an agreement to earn up to 70% interest in the Titiribi Gold / Copper project in Colombia, South America. The agreement with the Goldplata Group of companies allows De Beira to earn an initial interest of 65% by sole funding US$8 million exploration expenditure within a 3 year period. After earning 65%, De Beira can elect to sole fund further expenditure in order to earn another 5% (giving it a total interest of 70%). The additional interest will be earned upon the earlier of completing a bankable feasibility study or spending a further US$12 million, both within a period of no more than 3 years.

The Titiribi Mining District is located 70km southeast of Medellin, Colombia. It comprises an important historic gold - silver producing region with excellent infrastructure and a mining history extending over the last 200 years.

Mining operations focussed historically on high grade (>15g/t Au) gold - silver replacement mantos and fault controlled veins hosted within sedimentary rocks.

Limited modern exploration was undertaken by various companies (Ace Resources Ltd and Goldfields of South Africa) who during the period of sub US$300 gold price delineated a low grade Au-Cu resource. Goldfields drilled 2,500m and estimated a drill indicated resource (not to F43 101) of 220 million tonnes @ ~ 1g/t Au (Au + Cu equivalent) for ~ 7 million oz (porphyry associated Au-Cu-Ag-Mo mineralisation).

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As an exploration project the Titiribi area can be considered an under explored, district scale mineral system with a long term proven high grade production history. As high grade (>15g/t Au) mining ceased in the late 1930s’, there is significant potential, with modern methods, to delineate resources with grades of up to 5 g/t Au which in present circumstances could be converted to mineable deposits.

The Company has identified several target zones for an immediate drilling program, and expects to fast track the drilling program.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. Please refer to DE BEIRA’s filings with the Securities and Exchange Commission for a summary of important factors that could affect DE BEIRA’s forward-looking statements. DE BEIRA undertakes no obligation to revise these statements following the date of this press release.

DE BEIRA GOLDFEILDS INC.

Per: “Reg Gillard”
Reg Gillard, Director

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